AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                              ARTISAN FUNDS, INC.


          The undersigned Chief Executive Officer of Artisan Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes and Article IV of the Corporation's Articles of Incorporation, as heretofore amended, the following Amendment was duly adopted to redesignate the sole existing series of the class of shares of "Artisan International Fund" as "Artisan International Fund International Shares" and to create an additional series of shares of the class "Artisan International Fund," such additional series to be designated the "Artisan International Fund International Institutional Shares":

          "Article IV is hereby amended by deleting Section A of Article IV in its entirety and replacing it with the following:

          'A. The Corporation is authorized to issue 50,000,000,000 shares of common stock, $.01 par value per share. Subject to the following paragraph, the authorized shares are classified as follows:

     Class                       Series           Authorized Number of Shares
     -----                       ------           -----------------------------

Artisan Small Cap Fund                                            5,000,000,000
Artisan International
  Fund                   International Shares                     5,000,000,000
Artisan International
  Fund                   International Institutional Shares       5,000,000,000

The remaining 35,000,000,000 shares shall remain unclassified until action is taken by the Board of Directors pursuant to the following paragraph.' "

This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors of the Corporation in accordance with Sections
180.1002 and 180.0602(1)(c), with respect to the redesignation of the sole existing series of the class of shares of "Artisan International Fund" as "Artisan International Fund International Shares" and in accordance with Sections 180.1002 and 180.0602(1)(b) with respect to the creation of a new series "Artisan International Fund International Institutional Shares" and each as expressly authorized in the Corporation's Articles.

This Amendment shall be effective on March 22, 1997.

Executed in duplicate this 16th day of January, 1997.



                           ARTISAN FUNDS, INC.


                           By:    /s/ Andrew A. Ziegler
                           ---------------------------------------
                                  Andrew A. Ziegler, Chief
                                  Executive Officer


This instrument was drafted by:

Scott A. Moehrke
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, WI  53202